UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 26, 2013

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further discussed below, on November 26, 2013, the stockholders of Darling International Inc. (the “Company”) approved an amendment to the Company’s restated certificate of incorporation, as amended, to increase the total number of authorized shares of common stock, par value $0.01, from 150,000,000 to 250,000,000. This amendment was previously approved by the board of directors of the Company and was described in detail in the definitive proxy materials previously filed with the Securities and Exchange Commission on October 29, 2013.

The Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, was effective on November 27, 2013, upon the acceptance for record of the Certificate of Amendment by the Secretary of State of the State of Delaware.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of the Company was held at 10:00 a.m. local time on November 26, 2013 at the Omni Mandalay Hotel, 221 E. Las Colinas Boulevard, Irving, Texas 75039.

The issued and outstanding shares of stock of the Company entitled to vote at the special meeting consisted of 118,215,166 shares of common stock. The stockholders of the Company voted on one proposal at the special meeting, which was approved pursuant to the following final voting results from the special meeting:

A proposal to approve an amendment to the Company’s restated certificate of incorporation, as amended, to increase the total number of authorized shares of common stock, par value $0.01, from 150,000,000 to 250,000,000.

For	Against	Abstentions	Broker Non Votes

102,549,231	3,504,559	73,756	0

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Darling International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: November 27, 2013	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Darling International Inc.

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